UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 17, 2014

AEROVIRONMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33261	95-2705790
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

181 W. Huntington Drive, Suite 202
Monrovia, CA		91016
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (626) 357-9983

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

☐            Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.07(d) Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of AeroVironment, Inc. (the “Company”) was held on October 17, 2014, at 10:00 a.m., Pacific time, in the Grand Ballroom of the Courtyard by Marriott in Monrovia, 700 West Huntington Drive, Monrovia, California 91016. A brief description of matters voted upon at the meeting and the final voting results are set forth below:

Proposal 1 — Election of Directors

The Company’s stockholders elected the two persons nominated by the Board of Directors as Class II directors for a three-year term as follows:

	Number of Shares
Name of Director	For	Withheld
Joseph F. Alibrandi	14,592,067	531,548
Stephen F. Page	14,919,739	203,876

Each of the above directors shall serve for a term of three years and until their successors have been duly elected and qualified.

Proposal 2 — Advisory Vote on Executive Compensation

The Company’s stockholders approved, by an advisory vote, the compensation of the Company’s named executive officers as disclosed in the proxy statement by the following vote:

Number of Shares
For	Against	Abstain
14,266,443	801,217	55,955

Proposal 3 — Ratification of Company’s Independent Auditors

The Audit Committee selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2015. The Company’s stockholders ratified the selection of Ernst & Young LLP as follows:

Number of Shares
For	Against	Abstain
20,267,210	371,800	56,305

Proposal 4 — Advisory Vote on Declassification of the Board of Directors

In an advisory vote, the stockholders voted as follows with respect to a stockholder proposal seeking the declassification of the Board of Directors:

Number of Shares
For	Against	Abstain
10,641,139	4,409,276	73,200

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROVIRONMENT, INC.

Date: October 22, 2014	By:	/s/ Douglas E. Scott
Douglas E. Scott
Senior Vice President and General Counsel